Exhibit 99.1

News Release

PEABODY HAS NOT ISSUED EARNINGS FOR THE QUARTER ENDED SEPTEMBER 30, 2022

ST. LOUIS, October 20, 2022 /PRNewswire/ — Peabody (NYSE: BTU) today issued a statement stating that third party reports of earnings for the quarter ended September 30, 2022 are false as the company has not yet issued earnings for this period. The Company will report earnings in the coming weeks, consistent with past practice.

Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future. For further information, visit PeabodyEnergy.com.

Contact:
Alice Tharenos
314.342.7890

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All forward-looking statements speak only as of the date they are made and reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond our control, including the ongoing impact of the COVID-19 pandemic. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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